UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Journal Media Group, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	47-1939596
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin	53203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is
to be so registered	to be registered

Common Stock, $0.01 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-201540

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (the “Common Stock”), of Journal Media Group, Inc. (the “Registrant”), is contained in the Registrant’s Registration Statement on Form S-4 (File No. 333-201540), which was originally filed with the Securities and Exchange Commission on January 16, 2015 and which became effective on February 6, 2015, including the final prospectus contained therein (the “S-4 Registration Statement”). The descriptions of the Common Stock contained in the S-4 Registration Statement under “Description of Our Capital Stock and Shareholder Rights” and the other sections of the S-4 Registration Statement cross-referenced to under “Description of Our Capital Stock and Shareholder Rights” are incorporated in this Item 1 by reference.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JOURNAL MEDIA GROUP, INC.

Date: March 16, 2015	By:	/s/ Timothy E. Stautberg
	Name:	Timothy E. Stautberg
	Title:	President